Troika Media Group Inc. Nasdaq Delisting Notice, Nasdaq Company Appeal and Capital Structure Optimization Update New York, New York – May 18, 2023 - Troika Media Group, Inc. (Nasdaq: TRKA) (“TMG” or the “Company”) a consumer engagement and customer acquisition solutions group announced receipt of a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”). The Company was notified that Nasdaq has determined to delist the Company’s securities from the Nasdaq Capital Market for failure to maintain a minimum bid price of $1.00 per share for thirty consecutive business days in accordance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). TMG is a professional services company that architects and builds enterprise value in consumer brands to generate scalable performance driven revenue growth. The Company delivers three solutions pillars: TMG CREATES brands and experiences and CONNECTS consumers through emerging technology products and ecosystems to deliver PERFORMANCE based measurable business outcomes. The Company intends to appeal the Staff Determination by requesting a hearing (the “Hearing”) before a Nasdaq Hearings Panel (the “Panel”) to seek continued listing pending its return to compliance with the Minimum Bid Price Rule. The Hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. According to the Staff Determination, hearings are typically scheduled to occur approximately 30-45 days after the date of a company’s hearing request. As part of the plan to regain compliance with the Minimum Bid Price Rule, the Company intends to conduct a reverse stock split as soon as reasonably practicable, subject to applicable law and Nasdaq rules. The Company shall announce details of the reverse stock split in the coming days. Prior to March 31, 2023, the Company was prohibited from engaging in a reverse stock split under the terms of the agreements pursuant to which its Series E Preferred Stock was issued. As disclosed in the Company’s public filings, effective March 31, 2023, the Company and the requisite parties to such agreements agreed to terminate those restrictions. Accordingly, the Company is now able to, and intends to, conduct a reverse stock split in order to regain compliance with the Minimum Bid Price Rule, subject to applicable law and Nasdaq rules. “Notwithstanding the Company’s strong financial and operational performance amidst a major restructuring over the past year, our stock price continues to be depressed and severely undervalued, and unreflective of the Company’s strong foundation as we head into what are historically the Company’s most productive performance months in the middle of the year. The Company has decided to enact a reverse stock split to enhance shareholder value and further position the Company for long-term success. We also believe that having fewer shares in the public float may help deter improper trading activities such as short selling which is a topic of concern in today’s market” said the Company’s CEO, Sid Toama. “We believe the per-share market price will make the Company more desirable to a broader audience of institutional investors and brokerage firms who have been restricted from participating in a stock like TMG due to its price level.” said Randall Miles, Chairman of the Board of Directors. “The preservation of the Company’s listing with Nasdaq is critical to allow the Company to continue its growth trajectory and to build on our collaboration with Jefferies LLC to optimize the Company’s balance sheet and address its legacy capital structure, including redeeming its senior secured debt and to execute on strategic opportunities” added Mr. Miles. The Company believes effecting the reverse stock split and maintaining its Nasdaq listing will also help facilitate completing a suitable transaction to reduce its debt service costs and optimize its capital structure, which, as previously disclosed, the Company continues to pursue. As previously announced, the Company’s engagement with Jefferies LLC as its exclusive investment banking firm has yielded interest from several

- 2 - bidders as part of the process which the Company continues to evaluate. The Company has the ability to execute one or more transactions to optimize the Company’s capital structure, improve its balance sheet and reduce its debt servicing having undergone a transformative period since the acquisition of Converge Direct in March 2022. There can be no assurance that the Panel will determine to continue to allow the listing of the Company’s securities on the Nasdaq Capital Market, or that the Company will consummate a reverse stock split or any other transaction, including a refinancing or sale transaction, and on what terms. About Troika Media Group TMG is a consumer engagement and customer acquisition consulting and solutions group based in New York. We deliver resilient brand equity, amplifying brands through emerging technology to deliver performance driven business growth. TMG’s expertise is in large consumer sectors including Insurance, Financial Services, Home Improvement, Residential Services, Legal, Professional Services, Media and Entertainment. For more information, visit www.thetmgrp.com. Forward-Looking Statements This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates, risks and uncertainties regarding the outcome of the appeal of the Nasdaq delisting determination, the risk that the Company will not be able to continue to operate as a going concern, the risk that the Company will not complete a refinancing or other transaction as a result of its ongoing strategic review, the lingering impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by applicable securities law. There can be no assurance that the Panel will determine to continue to allow the listing of the Company’s securities on the Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time, if any, that may be granted by the Panel. Investor Relations: investorrelations@troikamedia.com